Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41154, 333-41156, 333-43060 and 333-59776) and
on Form S-8 (Nos. 333-96151, 333-31356, and 333-39586) of EasyLink Services
Corporation of our report dated May 4, 2001 relating to the combined financial statements of AT&T EasyLink Services, which appears in the Current Report on Form 8-K/A of EasyLink Services Corporation dated May 9, 2001.


                                                 /s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 9, 2001